EXHIBIT 10.2

                 SECOND AMENDMENT TO WARRANT PURCHASE AGREEMENT

     This Second Amendment to Warrant Purchase Agreement is entered into as of September 27, 1996, by and between Great Bay Power Corporation, a New Hampshire corporation (the "Company"), and PECO Energy Company, a Pennsylvania corporation (the "Purchaser").

     WHEREAS, the Company and the Purchaser are parties to a Warrant Purchase Agreement dated as of November 3, 1995, as amended by a First Amendment to Warrant Purchase Agreement dated as of November 18, 1995 (the "Warrant Purchase Agreement") in which the Company agreed to sell to Purchaser a warrant to purchase 420,000 shares of the Company's Common Stock ("Warrant No. 1"); and

     WHEREAS, the Purchaser purchased the Warrant No. 1 on February 14, 1996;
and

     WHEREAS, since the date that the Purchaser purchased Warrant No. 1, the Company has purchased certain of its own shares so that if the Purchaser exercised Warrant No. 1., the Purchaser would own more than 5% of the issued and outstanding shares of the Company; and

     WHEREAS, the Company and the Purchaser desire that the Purchaser not own more than 5% of the issued and outstanding shares of the Company;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

     1. In full and complete substitution of Warrant No. 1, Warrant No. 2 in the form attached hereto as Exhibit A ("Warrant No. 2") shall be issued by the Company to the Purchaser. For all purposes, Warrant No. 2 shall constitute the Warrant Purchase Shares as used in the Warrant Purchase Agreement and the term Warrant Purchase Shares as used in the Warrant Purchase Agreement shall mean and refer to the 417,800 shares of the Company's Common Stock, $.01 par value per share, which are the subject of Warrant No. 2. The Purchaser shall return the original of Warrant No. 1 to the Company for destruction by the Company.

     2. Except as modified hereby, the Warrant Purchase Agreement remains in full force and effect.


PECO ENERGY COMPANY                   GREAT BAY POWER CORPORATION

By: Nancy J. Zausner                  By: J Tillinghast
Date: 9/27/96                         Date: 9/27/96

                                                                    EXHIBIT A
                                                                    ---------

      THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON
      EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS
      (INCLUDING RESTRICTIONS IMPOSED UNDER APPLICABLE SECURITIES LAWS) ON TRANSFER SET FORTH IN SECTIONS 4 AND 11 OF THIS WARRANT. THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES STATUTES.


Warrant No. 2                                       Number of Shares:  417,800
                                                      (subject to adjustment)

Date of Issuance:  September 27, 1996

                           GREAT BAY POWER CORPORATION

                          Common Stock Purchase Warrant
                          -----------------------------

                         (Void after September 30, 1996)

     Great Bay Power Corporation, a New Hampshire corporation (the "Company"), for value received, hereby certifies that PECO Energy Company, a Pennsylvania corporation (the "Registered Holder"), is entitled, subject to the terms set forth below and the terms of the Warrant Purchase Agreement, upon exercise of this Warrant to purchase from the Company, at any time on or after the Approval Date, as hereafter defined, and on or before the Warrant Expiration Date, as hereafter defined, at not later than 5:00 p.m. (Boston, Massachusetts time), 417,800 shares of the Company's Common Stock .01 par value (the "Common Stock") at a purchase price per share equal to the greater of (x) $9.75 (as adjusted pursuant to Section 2, the "Fixed Component") and (y) the highest price at which a share of the Company's Common Stock has traded on the National Association of Securities Dealers National Market from the Approval Date to the date on which the Warrant is exercised (as adjusted pursuant to Section 2, the "Variable Component").

     The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively. This Warrant shall be of no further force and effect, unless the Approval Date occurs on or before May 31, 1996. Approval Date shall mean the date when an amendment to the Company's Certificate of Incorporation is filed with the New Hampshire Secretary of State increasing the number of the Company's authorized shares of Common Stock to a number of sufficient to permit the Company to reserve the Warrant Shares for issuance pursuant to this Warrant in the event of exercise by the Registered Holder.

     For purposes of this Warrant, Warrant Expiration Date shall mean the earliest to occur of the following: (1) September 30, 1996, if the Seabrook Capacity Factor for the period from the Service Commencement Date through September 15, 1995 is equal to or greater than 60%; (2)

December 31, 1996, if the Seabrook Capacity Factor for the period from the Service Commencement Date through December 15, 1996 is equal to or greater than 60%; (3) two (2) business days following the first date after December 31, 1996 that the Seabrook Capacity Factor for the immediately preceding twelve months is equal to or greater than 60%; or (4) December 31, 1997. Service Commencement Date and Seabrook Capacity Factor shall have the respective meanings ascribed to such terms in the Services Agreement dated November 3, 1995, between the Company and the Registered Holder hereof.

     1. Exercise.
        --------

          (a) This Warrant may be exercised by the Registered Holder, in whole but not in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT I duly executed by the registered Holder or by the Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the Warrant Shares, less $1,000,000.

          (b) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (c) As soon as practicable after the exercise of this Warrant, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof.

     2. Adjustments.
        -----------

          (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Fixed Component of the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Fixed Component of the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness such combination, be proportionately increased. When any adjustment is required to be made in the Fixed Component of the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Fixed Component of the Purchase Price in effect immediately prior to such adjustment, by (ii) the Fixed Component of the Purchase Price in effect immediately after such adjustment. At the time of exercise of the Warrant, the Variable Component of the Purchase Price shall equal the highest of the Period High Prices, as adjusted pursuant to the last sentence of this paragraph. Period High Prices means the highest price at which a share of the Company's Common Stock has traded on the National Association of Securities Dealers National Market for each of the following periods: (A) from the Approval Date to the first adjustment of the Fixed Component; (B) each period from an adjustment to the Fixed Component to the next such adjustment following the first adjustment of the Fixed Component; and (C) the period from the last adjustment to the Fixed Component immediately prior to the exercise of the Warrant. Each Period High Price shall be adjusted in the same proportion as the adjustment to the Fixed Component each time that the Fixed Component was adjusted subsequent to the time that such Period High Price was in effect.

          (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which the Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, the Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this
Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 2(a) or (b) above.

     3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices of the Warrant Shares on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System or the closing market price of the Warrant Shares on a national securities exchange or the last reported sales price on the NASDAQ National Market on the trading day immediately prior to the date of exercise, whichever is applicable, or if none is applicable, then on the basis of the then market value of the Warrant Shares as shall be reasonably determined in good faith by the Board of Directors of the Company.

     4. Requirements for Transfer.
        -------------------------

          (a) This Warrant may only be transferred to the extent permitted by
Section 9(b). The Warrant Shares shall not be sold or transferred unless either
(i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion, in form and substance satisfactory to the Company, of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion, in form and substance satisfactory to the Company, of counsel satisfactory to the Company is obtained to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the Registered representing any Warrant Shares, at the request of the Registered Holder, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or upon registration.

     5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     6. Notices of Record Date, etc. In case:
        ---------------------------

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any which is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days, or if such advance notice is not practicable, then such shorter period as may be practicable, prior to the record date or effective date for an event specified in Section 6(a), (b) or (c).

     7. RESERVATION OF STOCK. On and after the Approval Date the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     8. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     9. Transfers, etc.
        --------------

          (a) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the Warrant register by written notice to the Company requesting such change.

          (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole but not in part, solely to an Affiliate, as such term is defined in Rule 12b-2 under the Security Exchange Act of 1934, as amended, of the Registered Holder upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

          (c) Until any transfer of this Warrant is made in the Warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     10. GIVING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be in writing and shall be delivered and effective in accordance with the terms of the Warrant Purchase Agreement between the Company and Purchaser of even date.

     11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     12. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

     13. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     14. GOVERNING LAW. This Warrant will be governed by an construed in accordance with the internal laws (and not the laws of conflicts) of the State of New Hampshire.

     15. NO THIRD PARTY BENEFICIARIES. This Warrant shall not confer any rights or remedies upon any person other than the signatories hereto and their respective successors and permitted assigns.

     16. ENTIRE AGREEMENT. Except for the Warrant Purchase Agreement, this Warrant constitutes the entire agreement among the signatories hereto and supersedes any prior understandings, agreements or representations by or among the signatories hereto, written or oral, that may have related in any way to the subject matter hereof.

     17. COUNTERPARTS. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     18. NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     19. SEVERABILITY. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Corporate Seal]                           GREAT BAY POWER CORPORATION

ATTEST:                                    By:
                                              ---------------------------------

                                           Title:  President

--------------------------------           Address:  Cocheco Falls Millworks
                                                     100 Main Street, Suite 201
                                                     Dover, NH 03820-3835
AGREED AND ACCEPTED:

PECO ENERGY COMPANY

By:
   ---------------------------------

Title:   Vice President

Address:  PECO Energy Company - Power Team
          2004 Renaissance Blvd.
          King of Prussia, PA 19406